Exhibit 99.1

FOR IMMEDIATE RELEASE	M&T Media Contact: C. Michael Zabel
(716) 842-5385

M&T Investor Contact: Donald J. MacLeod
(716) 842-5138

Partners Trust Contact: John A. Zawadzki
(315) 738-4778
M&T BANK CORPORATION TO ACQUIRE
PARTNERS TRUST FINANCIAL GROUP, INC.
Merger Gives M&T Top Deposit Share in Binghamton, Syracuse and Utica-Rome, NY
UTICA and BUFFALO, New York, July 19, 2007 — M&T Bank Corporation (“M&T”) (NYSE:MTB) and Partners Trust Financial Group, Inc. (“Partners Trust”) (NASDAQ: PRTR) announced today that they have entered into a definitive agreement under which Partners Trust will merge into M&T in a transaction valued at approximately $555 million.
M&T is headquartered in Buffalo and has $57.9 billion in assets, while Partners Trust has $3.7 billion in assets and is based in Utica.
M&T will acquire 33 branch locations in Broome, Chenango, Herkimer, Oneida, Onondaga and Tioga counties in Upstate New York and approximately $2.3 billion in deposits and $2.3 billion in loans from Partners Trust. The merger will make M&T the deposit market share leader in the Utica-Rome and Binghamton markets, and will strengthen M&T’s leading position in Syracuse.
“Both M&T and Partners Trust share a common commitment to customers, employees, shareholders and communities, and this merger provides us with an opportunity to build on those longstanding traditions,” said John A. Zawadzki, President and CEO of Partners Trust. “Like us, M&T is headquartered in Upstate New York, and they know what it takes to live and work here. At the same time, they can provide our customers with a wider array of products and services and a wider network of branches and ATMs.” “M&T is continuing to invest in Upstate New York — and with our expanded presence comes an expanded commitment to the region,” said Robert G. Wilmers, M&T Chairman and CEO. “We have achieved success here through our in-depth understanding of the market and its customers. We work hard to understand our customers’ personal and professional needs — and to provide high quality financial products and services to meet those needs. As we grow, we are committed to establishing this same relationship with our new customers — just as we are committed to the well-being of the communities we now serve.”
Under terms of the merger agreement, stockholders of Partners Trust will receive $12.50 for each share of common stock they own. Stockholders may elect to receive the consideration in shares of M&T common stock or in cash although, in the aggregate, 50% of the Partners Trust shares must be exchanged for M&T stock and 50% for cash. Those elections will be subject to allocation and proration if either stock or cash is oversubscribed.
“We expect this transaction to be accretive to net operating earnings per share in 2008,” said M&T’s Chief Financial Officer, Rene F. Jones. “We estimate that the return on this investment will be in the mid-teens. This comfortably exceeds our cost of capital, and given the low-risk nature of the transaction, meets our investment criteria.”
The transaction has been approved by the boards of directors of each company, is subject to certain conditions, including regulatory approval and approval by Partners Trust’s stockholders, and is expected to close within six months.
M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.

Partners Trust is the holding company for Partners Trust Bank, which has 33 Central and Southern New York locations.
Summary of Transaction Terms

Purchase price per share	$12.50

Aggregate transaction value	$555 million, which includes the cash-out of stock options.

Consideration mix	50% in M&T common stock and 50% in cash

Floating exchange ratio based on average closing price for M&T common stock the five days immediately prior to closing.

Structure	Partners Trust stockholders may elect to receive either M&T stock or cash. However, elections are subject to allocation and proration such that 50% of outstanding shares must be exchanged for stock and 50% for cash.

Transaction multiples	Price/book value — 1.1x

Price/tangible book value — 2.3x

Price/LTM earnings — 24x

Price/deposits assumed — 24%
Forward-Looking Statements:
Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of M&T with the Securities and Exchange Commission (“SEC”), in press releases and in oral and written statements made by or with the approval of M&T that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between M&T and Partners Trust, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and expectations of M&T or Partners Trust or their managements or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of M&T and Partners Trust will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi) the failure of Partners Trust’s stockholders to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on M&T and Partners Trust and their customers and M&T’s and Partners Trust’s assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) M&T’s common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or M&T and Partners Trust and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) M&T’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) the mix of products/services; (xix) containing costs and expenses; (xx) governmental and public policy changes; (xxi) protection and validity of intellectual property rights; (xxii) reliance on large customers; (xxiii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiv) the outcome of pending and future litigation and governmental proceedings; (xxv) continued availability of financing; (xxvi) financial resources in the amounts, at the times and on the terms required to support M&T’s future businesses; and (xxvii) material differences in the actual financial results of merger and acquisition activities compared with M&T’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause M&T’s results to differ materially from those described in the forward-looking statements can be found in M&T’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to M&T or Partners Trust or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. M&T and Partners Trust undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
Additional Information:
In connection with the proposed merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Partners Trust and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about M&T and Partners Trust at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at http://www.mandtbank.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5138.
M&T and Partners Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Partners Trust in connection with the proposed merger. Information about the directors and executive officers of M&T is set forth in the proxy statement for M&T’s 2007 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 5, 2007. Information about the directors and executive officers of Partners Trust is set forth in the proxy statement for Partners Trust’s 2007 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 23, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.
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